UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

Commission file no. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Compensatory Arrangement

On August 24, 2020, Lannett Company, Inc. (the “Company”) entered into addendums or amendments to the existing employment agreements (the “Addendums”) with the following executive officers, Timothy C. Crew, Chief Executive Officer; John Kozlowski, Vice President of Finance and Chief Financial Officer; Maureen Cavanaugh, Senior Vice President and Chief Commercial Operations Officer; Samuel H. Israel, Chief Legal Officer and General Counsel; John Abt, Vice President and Chief Quality and Operations Officer; and Robert Ehlinger, Vice President and Chief Information Officer (the “Executives”).

The Addendums amend the existing employment agreements, as a result of a policy implemented by the Board of Directors of the Company (the “Board”), to provide that if the Company is required to issue a material financial restatement as a result of fraud or other misconduct, the Board may, in its discretion, seek to recoup any excess performance-based short-term or long-term incentive compensation awarded during the three-year period following the originally filed financial statement(s).  The recoupment provision applies to any Executive who is found to have participated in or knew or should have known about such fraud or misconduct and took no action to prevent it.  In determining the amount of any excess performance-based incentives, the Board will compare the award received based on the original financial statement(s) against the amount that would have been earned based on the restated financial results.  Prior to the Addendums, the Company maintained a clawback policy under the Sarbanes-Oxley Act, with incentive awards for the Chief Executive Officer and Chief Financial Officer subject to recoupment in the event of a material financial restatement triggered by fraud or misconduct.

The Addendums also amend the existing employment agreements to provide that in connection with a change in control of the Company, any outstanding unvested Company stock options awarded to the Executives prior to the change of control will be deemed fully vested, any outstanding unvested restricted stock or unvested TSRs awarded to the Executives prior to the change in control will be deemed fully vested if the realization of the performance goals have been determined and that the restrictions applicable to any outstanding restricted stock or TSR awards for which the number of shares has not been established because the realization of the performance goals has not yet been determined shall be treated in accordance with the applicable provisions of the Company’s Long Term Incentive Plans regarding a change in control of the Company.

The Addendums for all Executives other than Mr. Crew further amend the existing employment agreements to clarify that upon a termination of employment by the Company without cause or by the Executive for Good Reason, the Executive shall be entitled to receive a pro-rated annual cash bonus for the then current fiscal year based on a calculation for all categories that comprise the bonus at a “target” level.

The description of the Addendums contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendums, which are filed as Exhibits 10.64, 10.65, 10.66, 10.67, 10.68 and 10.69 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

10.64	Third Addendum to Employment Agreement of Timothy Crew

10.65	Third Amendment to Restated Employment Agreement of John Kozlowski

10.66	Second Addendum to Employment Agreement of Maureen Cavanaugh

10.67	Second Addendum to Employment Agreement of Samuel H. Israel

10.68	Second Addendum to Employment Agreement of John Abt

10.69	Second Addendum to Amended and Restated Employment Agreement of Robert Ehlinger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: August 28, 2020